Exhibit 99.2

SOLITARIO RESOURCES CORPORATION CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

The Board of Directors (the "Board") of Solitario Resources Corporation (the "Corporation") has established a Corporate Governance and Nominating Committee (the "Committee") comprised of at least three directors appointed by the Board. The membership, operations, authority, purpose, responsibilities and specific duties of the Committee are described below:

Membership and Operations

To serve on the Committee, a director must be independent. To be considered independent, a director must meet the criteria for independence (a) required by the American Stock Exchange (the "AMEX"), (b) the Toronto Stock Exchange, (c) the Securities and Exchange Commission, (d) any applicable securities laws and regulations, and (e) any standards established by the Board.

Committee members shall serve until the successors shall be duly designated and qualified. Any member may be removed at any time, with or without cause, by a majority of the Board then in office. Any vacancy in the Committee occurring for any cause may be filled by a majority of the Board then in office.

The Committee's chairman shall be designated by the Board. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

Authority

The Board of Directors has granted the Committee the authority herein provided. The Committee has been, and shall be, granted unrestricted access to all information and all employees have been, and shall be, directed to cooperate as requested by members of the Committee. The Committee has the authority to retain, at the Corporation's expense, persons having special competencies (including, without limitation, legal or other consultants and experts) to assist the Committee in fulfilling its responsibilities. The Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the fees and other terms of retention of such search firms.

Purpose and Responsibilities

The Committee's primary purposes are to (a) identify individuals qualified to become Board members, and select or recommend director nominees; (b) develop and recommend to the Board corporate governance principles applicable to the Corporation; (c) lead the Board in its annual review of the Board's performance; and (d) recommend to the Board director nominees for each committee.

The purposes and provisions specified in this Charter are meant to serve as guidelines, and the Committee is delegated the authority to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. Nothing herein is intended to expand applicable standards of liability under state or federal law for directors of a corporation.

Specific Duties

In discharging its responsibilities, the Committee shall have the sole authority to, and shall, do the following:

1.     Review periodically the organization, size, operation, practice, and tenure policies of the Board.

2.     Make recommendations to the Board regarding (a) the slate of directors for inclusion in the Corporation's Proxy Statement for election at the Annual Meeting of Stockholders, and (b) the Board's evaluation of the independence of each director.

3.     Assess the adequacy and quality of information provided to the Board prior to and during its meetings.

4.     Develop criteria and procedures for the identification and recruitment of candidates for election as directors of the Corporation (including the range of skills and expertise that should be represented on the Board), consider issues involving potential conflicts of interest for such candidates, and consider individuals nominated for Board membership by any stockholder pursuant to the by-laws.

5.     Develop and implement procedures for the Board's periodic evaluation of its performance and effectiveness.

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6.     Consider annually the establishment and membership of committees of the Board, the delegation of authority to such committees, and the chairmanship of such committees (including the periodic rotation of member and chair assignments).

7.     Evaluate management's recommendations on the election of officers of the Corporation.

8.     Review periodically the Corporation's Corporate Governance Guidelines and any other issues related to corporate governance, and recommend any proposed changes to the Board for approval.

9.     Make recommendations to the Board regarding minimum qualifications of director candidates, and processes for identifying and nominating directors.

10.     Develop and regularly evaluate the process by which stockholders may communicate with the Corporation's lead director or other members of the Board.

11.     Conduct an annual performance self-evaluation of the Committee.

12.     Apprise the Board regularly of significant developments in the course of performing the above duties, including reviewing with the full Board any issues that arise.

13.     Review and reassess the adequacy of this charter on a regular basis and submit any proposed revisions to the Board for consideration and approval.

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